Exhibit 2

BY-LAWS

OF

MASTER COMMODITY STRATEGIES LLC

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Section 4.	Insurance, Rights Not Exclusive.	9

Section 5.	Advance of Expenses.	9

Section 6.	Fiduciaries of Employee Benefit Plan.	10

ARTICLE XII Certificates		10

ARTICLE XIII Amendments		10

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BY-LAWS

OF

MASTER COMMODITY STRATEGIES LLC

ARTICLE I

Limited Liability Company Agreement

Limited Liability Company Agreement. These By-Laws shall be subject to the Limited Liability Company Agreement, as from time to time amended, supplemented or restated (the “Agreement”) of Master Commodity Strategies LLC (the “Company”).

Definitions. Unless otherwise defined herein, the terms used herein have the respective meanings given them in the Agreement.

ARTICLE II

Offices

Principal Office. The principal office of the Company shall be located at 800 Scudders Mill Road, Plainsboro, New Jersey 08536, or such other location as the Directors may from time to time determine.

Registered Office and Other Offices. The registered office of the Company shall be located in the City of Wilmington, State of Delaware or such other location within the State of Delaware as the Directors may from time to time determine. The Company may establish and maintain such other offices and places of business as the Directors may from time to time determine.

ARTICLE III

Shareholders

Meetings. Meetings of the Shareholders shall be held at the principal executive offices of the Company or at such other place within the United States of America as the Directors shall designate. Meetings of the Shareholders shall be called by the Secretary whenever (i) ordered by a majority of the Directors, the Chairman of the Board or the President or (ii) requested in writing by Shareholders holding at least ten percent (10%) of the outstanding Shares entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 10 days to call such meetings, the Directors, Chairman of the Board, President, or the Shareholders so requesting, may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

Notice of Meetings. Except as otherwise herein provided, notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting at his or her address as recorded on the register of the Company at least ten (10) days and not more than ninety (90) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Notice of adjournment of a Shareholders’ meeting to another time or place need not be given, if such time and place are announced at the meeting and the adjourned meeting is held within one hundred and twenty (120) days after the date set for the original meeting. No notice need be given to any Shareholder who shall have failed to inform the Company of his or her current address, for whom a written waiver of notice, executed before or after the meeting by the Shareholder or his or her attorney so authorized, is filed with the records of the meeting, or to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.

Record Date for Meetings. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, the Directors may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Directors may determine; or without closing the transfer books the Directors may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders as a record date for the determination of the persons to be treated as Shareholders of record for such purpose.

Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote either in person or by written proxy signed by the Shareholder, provided that no proxy shall be voted at any meeting unless it has been placed on file with the Secretary, or with such other officer or agent of the Company as the Secretary may direct, for verification prior to the time at which such vote shall be taken; provided, however, that notwithstanding any other provision of this Section 4 to the contrary, the Directors may at any time adopt one or more electronic, telecommunication, telephonic, computerized or other alternatives to execution of a written instrument that will enable holders of Shares entitled to vote at any meeting to appoint a proxy to vote such holders’ Shares at such meeting. Proxies may be solicited in the name of one or more of the Directors, or one or more of the officers of the Company. Only Shareholders of record shall be entitled to vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Except as otherwise provided herein or in the Agreement or the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (the “Act”), all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Company were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

Inspection of Books. The Directors shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Company or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Company except as conferred by law or otherwise by the Directors or by resolution of the Shareholders.

Action Without Meeting. Any action that may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted. All such consents shall be filed with the records of Shareholder meetings. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Application of this Article. Meetings of Shareholders shall consist of Shareholders of any Series (or Class thereof) or of all Shareholders, as determined pursuant to the Agreement, and this Article shall be construed accordingly.

ARTICLE IV

Directors

Meetings of the Directors. The Directors may in their discretion provide for regular or stated meetings of the Directors. Notice of regular or stated meetings need not be given. Meetings of the Directors other than regular or stated meetings shall be held whenever called by the Chairman, the President, or by any two of the Directors, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Directors calling the meeting and shall be delivered or mailed, postage prepaid, to each Director at least two days before the meeting, or shall be telegraphed, cabled, or wired to each Director at his or her business address, or personally delivered to him or her, at least one day before the meeting. Such notice may, however, be waived by any Director. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A notice or waiver of notice need not specify the purpose of any meeting. The Directors may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting are connected, and such meeting shall be deemed to have been held at a place designated by the Directors at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Directors may be taken by the Directors without a meeting if a majority of the Directors then in office (or such higher number of Directors as would be required to act on the matter under the Agreement, these By-Laws or applicable law if a meeting were held) consent to the action in writing and the written consents are filed with the records of the Directors’ meetings. Such consents shall be treated for all purposes as a vote taken at a meeting of the Directors. Notwithstanding the foregoing, all actions of the Directors shall be taken in compliance with the provisions of the 1940 Act.

Quorum and Manner of Acting. A majority of the Directors then in office shall constitute a quorum for the transaction of business. If at any meeting of the Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall be obtained. Notice of an adjourned meeting need not be given. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by law or by the Agreement or by these By-Laws.

ARTICLE V

Committees

Executive Committee. The Directors by vote of a majority of all the Directors may elect from their own number an Executive Committee to consist of two (2) or more Directors to hold office at the pleasure of the Directors, which shall have the power to conduct the current and ordinary business of the Company while the Directors are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Company, and such other powers of the Directors as the Directors may, from time to time, delegate to them except those powers by law, the Agreement or these By-Laws they are prohibited from delegating.

Other Committees. The Directors by vote of a majority of all the Directors may elect from their own number other Committees from time to time to consist of one or more Directors to hold office at the pleasure of the Directors, which shall have such power and duties as the Board of Directors may, by resolution, prescribe, subject to the same limitations as with respect to the Executive Committee. The terms of membership on such Committees and the termination or circumstances giving rise to the termination of such Committees shall be determined by the Directors. The Directors may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own chairman.

Meetings, Quorum and Manner of Acting. The Directors may (1) provide for stated meetings of any Committees, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit. Each Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept at the principal executive offices of the Company.

ARTICLE VI

Officers

General Provisions. The officers of the Company shall be a President, a Treasurer and a Secretary, who shall be elected by the Directors. The Directors may elect such other officers or agents as the business of the Company may require, including a Chairman of the Board (“Chairman”), one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Directors may delegate to any officer or Committee the power to appoint any subordinate officers or agents.

Term of Office and Qualifications. Except as otherwise provided by law, the Agreement or these By-Laws, the President, the Treasurer and the Secretary, and all other officers shall hold office at the pleasure of the Directors. The same person may hold more than one office. The Chairman, if there be one, shall be a Director and may but need not be a Shareholder. Any other officer may be but none need be a Director or Shareholder.

Removal. The Directors, at any regular or special meeting of the Directors, may remove any officer with or without cause, by a vote of a majority of the Directors then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

Powers and Duties of the President. The President shall be the principal executive officer of the Company and shall, subject to the control of the Directors and any Committees of the Directors, within their respective spheres, as provided by the Directors, at all times exercise a general supervision, direction and control of the business and officers of the Company. He or she may call meetings of the Directors and of any Committee thereof when he or she deems it necessary and, in the absence of the Chairman, or if there be no Chairman, shall preside at all meetings of the Shareholders and the Directors. The President shall have the power to employ attorneys, accountants and other advisers and agents for the Company and to employ such subordinate officers, agents, clerks and employees as he or she may find necessary to transact the business of the Company. He or she shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Company. The President shall have such other powers and duties as from time to time may be conferred upon or assigned to him or her by the Directors.

Powers and Duties of the Vice President. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Directors shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Directors. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Directors or the President.

Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Company. The Treasurer shall deliver all funds of the Company which may come into his or her hands to such Custodian as the Directors may employ pursuant to Article X of these By-Laws. He or she shall render a statement of condition of the finances of the Company to the Directors as often as the Directors shall require the same and he or she shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Directors. The Treasurer shall give a bond for the faithful discharge of his or her duties, if required so to do by the Directors, in such sum and with such surety or sureties as the Directors shall require.

Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Directors and of the Shareholders in proper books provided for that purpose; he or she shall have custody of the seal of the Company; he or she shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. The Secretary shall attend to the giving and serving of all notices by the Company in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he or she shall in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him or her by the Directors.

Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Directors shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him or her by the Directors. Each Assistant Treasurer shall give a bond for the faithful discharge of his or her duties, if required so to do by the Directors, in such sum and with such surety or sureties as the Directors shall require.

Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Directors shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Directors.

Compensation of Officers and the Directors. Subject to any applicable provisions of the Agreement, the compensation of the officers and Directors shall be fixed from time to time by the Directors or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Directors. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Director.

ARTICLE VII

Fiscal Year

The fiscal year of the Company shall end on such date as the Directors shall from time to time determine.

ARTICLE VIII

Seal

The Directors may adopt a seal which shall be in such form and shall have such inscription thereon as the Directors may from time to time prescribe.

ARTICLE IX

Waivers of Notice

Whenever any notice whatsoever is required to be given by law, the Agreement or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wired for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or wire company with instructions that it be telegraphed, cabled or wired.

ARTICLE X

Custody of Securities

Employment of a Custodian. The Company shall place and at all times maintain in the custody of a Custodian including any sub-custodian for the Custodian, all funds, securities and similar investments included in the Company Property. The Custodian (and any sub-custodian) shall be appointed from time to time by the Directors, who shall fix its remuneration.

Action upon Termination of Custodian Agreement. Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Directors shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Directors shall call as promptly as possible a special meeting of the Shareholders to determine whether the Company shall function without a custodian or shall be liquidated. If so directed by a vote of holders of the majority of the outstanding Shares entitled to vote, the Custodian shall deliver and pay over all Company Property held by it as specified in such vote.

Provisions of Custodian Contract. The following provisions shall apply to the employment of a Custodian and to any contract entered into with the Custodian so employed: The Directors shall cause to be delivered to the Custodian all securities included in the Company Property or to which the Company may become entitled, and shall order the same to be delivered by the Custodian only in completion of a sale, exchange, transfer, pledge, loan of portfolio securities to another person, or other disposition thereof, all as the Directors may generally or from time to time require or approve or to a successor Custodian; and the Directors shall cause all funds included in the Company Property or to which it may become entitled to be paid to the Custodian, and shall order the same disbursed only for investment against delivery of the securities acquired (including securities acquired under a repurchase agreement), or the return of cash held as collateral for loans of portfolio securities, or in payment of expenses, including management compensation, and liabilities of the Company, including distributions to Shareholders, or to a successor Custodian. Notwithstanding anything contrary to these By-Laws, upon receipt of proper instructions, which may be standing instructions, the Custodian may deliver funds in the following cases: In connection with repurchase agreements, the Custodian shall transmit prior to receipt on behalf of the Company of any securities or other property, funds from the Company’s custodian account to a special custodian approved by the Directors of the Company, which funds shall be used to pay for securities to be purchased by the Company subject to the Company’s obligation to sell and the seller’s obligation to repurchase such securities (in such case, the securities shall be held in the custody of the special custodian); in connection with the Company’s purchase or sale of financial futures contracts, the Custodian shall transmit, prior to receipt on behalf of the Company of any securities or other property, funds from the Company’s custodian account in order to furnish and to maintain funds with brokers as margin to guarantee the performance of the Company’s futures obligations in accordance with the applicable requirements of commodities exchanges and brokers.

Central Certificate System. Subject to applicable rules, regulations and orders adopted by the Commission, the Directors may direct the Custodian to deposit all or any part of the securities owned by the Company in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Company.

ARTICLE XI

Indemnification of Directors, Officers, Employees and Other Agents

Agents, Proceedings, Expenses. For the purpose of this Article, “agent” means any Person who is or was a Director, officer, employee or other agent of the Company or is or was serving at the request of the Company as a trustee, director, officer, employee or agent of another organization in which the Company has any interest as a shareholder, creditor or otherwise; “proceeding” means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including appeals); and “expenses” includes, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.

Indemnification. Subject to the exceptions and limitation contained in Section 3 below, every agent shall be indemnified by the Company to the fullest extent permitted by law against all liabilities and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been an agent.

Limitations, Settlements. No indemnification shall be provided hereunder to an agent:

(1) who shall have been adjudicated by the court or other body before which the proceeding was brought to be liable to the Company or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (collectively, “disabling conduct”); or

(2) with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought that such agent was liable to the Company or its Shareholders by reason of disabling conduct, unless there has been a determination that such agent did not engage in disabling conduct:

(i) by the court or other body before which the proceeding was brought;

(ii) by at least a majority of those Directors who are neither Interested Persons of the Company nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

(iii) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that indemnification shall be provided hereunder to an agent with respect to any proceeding in the event of (1) a final decision on the merits by the court or other body before which the proceeding was brought that the agent was not liable by reason of disabling conduct, or (2) the dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such agent has been charged.

Insurance, Rights Not Exclusive. The rights of indemnification herein provided may be insured against by policies maintained by the Company on behalf of any agent, shall be severable, shall not be exclusive of or affect any other rights to which any agent may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of any agent.

Advance of Expenses. Expenses incurred by an agent in connection with the preparation and presentation of a defense to any proceeding may be paid by the Company from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such agent that such amount will be paid over by him or her to the Company if it is ultimately determined that he or she is not entitled to indemnification under this Article XI; provided, however, that (a) such agent shall have provided appropriate security for such undertaking, (b) the Company is insured against losses arising out of any such advance payments or (c) either a majority of the Directors who are neither Interested Persons of the Company nor parties to the proceedings, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such agent will be found entitled to indemnification under this Article XI.

Fiduciaries of Employee Benefit Plan. This Article does not apply to any proceeding against any Director, investment manager or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of this Company as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such Director, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

ARTICLE XII

Certificates

If so determined by resolution of the Board of Directors, each Shareholder of the Company shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board of Directors, representing the number of Shares of the Company owned by him, provided, however, that certificates for fractional shares will not be delivered in any case. Certificates representing Shares shall be signed by or in the name of the Company by the President or a Vice President or the Chairman of the Board and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures, or the seal on the certificate, may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Company with the same effect as if such officer, transfer agent or registrar were still in the office at the date of issue.

ARTICLE XIII

Amendments

These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by (a) a vote of holders of the majority of the outstanding Shares entitled to vote or (b) by the Directors, provided, however, that no By-law may be amended, adopted or repealed by the Directors if such amendment, adoption or repeal is required by the 1940 Act to be submitted to a vote of the Shareholders.